UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2007

ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (203) 229-2900

(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On December 27, 2007, the Company signed an amendment to the Executive Agreements with the following executive officers: Michael. E. Campbell, Chairman of the Board, President and Chief Executive Officer, Hayes Anderson, Vice President, Human Resources, Steven C. Giuliano, Vice President and Chief Financial Officer, Louis S. Massimo, Executive Vice President and Chief Operating Officer and Sarah A. O’Connor, Vice President, General Counsel and Secretary. The amendment reduced the severance the executive would have received upon a Termination (as defined in the Executive Agreement) that occurs after a Change in Control (as defined in the Executive Agreement). Under the amendment, the severance formula was changed from three times the sum of (1) the annual base salary, (2) annual bonus amount and (3) annual long-term incentive plan amount to three times the sum of (1) annual base salary and (2) annual bonus amount. Other provisions and benefits provided under the Executive Agreement remain unchanged. The Executive Agreement has been extended by its terms through December 31, 2008 and is subject to automatic renewal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2008

ARCH CHEMICALS, INC.

By:	/s/ Steven C. Giuliano
Name: Steven C. Giuliano
Title: Vice President and Chief Financial Officer